EXHIBIT 10.2





July 10, 1996

Mr. Alan Richards
P.O. Box 675760
Rancho Santa Fe, CA  92067


Dear Mr. Richards:

This letter is to confirm our agreement that you will serve as a consultant to Western National Corporation ("WNC") and its subsidiary, Western National Life
Insurance  Company  ("WNL").    Your  services  will  be  engaged  on  a
project-by-project basis, at the request of the undersigned.

For your services, you shall receive a consulting fee of $1800 per day ($900 per half day), payable in arrears upon submission of your invoice for services rendered. You will also be reimbursed for such reasonable out-of-pocket expenses as you may incur in connection with the rendering of services hereunder, upon submission of appropriate documentation and receipts therefor to WNC or WNL.

If the foregoing accurately reflects your understanding with respect to the foregoing matters, please so indicate in the space provided below.

Very truly yours,

WESTERN NATIONAL CORPORATION     Agreed and Accepted as of the date above:

     ALAN RICHARDS CONSULTING, INC.


By:/s/Michael J. Poulos     By:/s/Alan Richards
      Michael J. Poulos,           Alan Richards, President
      President

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